UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) : December 19, 2003



                         INTERNATIONAL WIRE GROUP, INC.
               (Exact name of Registrant as specified in charter)



          DELAWARE                      33-93970                43-1705942
(State or other jurisdiction     (Commission file number)    (I.R.S. employer
       of incorporation)                                     identification no.)


                              101 SOUTH HANLEY RD.
                            ST. LOUIS, MISSOURI 63105
                    (Address of principal executive offices)

        Registrants' telephone number, including are code: (314) 719-1000


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

ITEM 5.  OTHER EVENTS.

International Wire Group, Inc. (the "Company") has reached an agreement with National Union Fire Insurance Company of Pittsburgh, Pennsylvania ("National Union"), AIG Technical Services, AON Corporation and AON Risk Services of Missouri to settle the pending matters in litigation (the "AIG Litigation") as previously disclosed under Item 3 of the Company's Annual Report on Form 10-K for the year ended 2002. Under the settlement agreement, National Union has agreed to provide full defense and indemnity to the Company and certain original equipment manufacturers for all claims for damages that have occurred between April 1, 2000 and March 31, 2002 related to certain water inlet hoses supplied by and through the Company pursuant to two $25 million excess insurance polices issued to the Company by National Union. All other aspects of the settlement are subject to the confidentiality provisions of the settlement agreement. As a result of the terms of such settlement, the Company will take a charge of approximately $2.4 million in the quarter ended December 31, 2003 related to the write-off of a receivable previously recorded in connection with the AIG Litigation.

International Wire Group is a leading manufacturer and marketer of wire products, including bare and tin-plated copper wire and insulated wire products, for other wire suppliers and original equipment manufacturers.

Note: This press release may include forward-looking statements that are subject to risks and uncertainties. A number of factors, including political, currency, regulatory and competitive and technological developments, could result in material differences between actual results and those outlined in any forward looking statements. For additional information, see International Wire Group's filings with the Securities and Exchange Commission.


                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  December 19, 2003

                                   INERNATIONAL WIRE GROUP, INC.


                                   By:  /s/ Glen J. Holler
                                      --------------------------------------
                                        Glen J. Holler
                                        Chief Financial Officer